For the semi-annual period ended June 30, 2001
File number 811-03336
Prudential Equity Fund, Inc.




SUB-ITEM 77C
Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Prudential Equity Fund, Inc. was held on February 2 and February 22, 2001, respectively. At such meeting, the shareholders of the Fund approved the following proposals.

01.	Votes on Directors	                Votes For
Withheld

	Saul K. Fenster	                101,584,251	    3,023,269
Delayne Dedrick Gold	    101,668,821	    2,938,699
Robert F. Gunia	                101,691,045	    2,916,475
	Douglas H. McDorkindale	     101,723,572	    2,883,948
W. Scott McDonald                    101,712,807	    2,894,713
Thomas T. Mooney		     101,720,040	    2,887,480
	Stephen P. Munn		     101,739,158	    2,868,362
            David R. Odenath		     101,712,648	    2,894,872
Richard A. Redeker		     101,697,688	    2,909,832
	Judy A. Rice			     101,705,027	    2,902,493
Robin B. Smith 		     101,620,569	    2,986,951
Louis A. Weil III 		     101,692,998	    2,914,522
Clay T. Whitehead		     101,680,815	    2,926,705


02.	To approve a New Subadvisory Agreement between Prudential
Investments Fund
            Management LLC (PIFM) and Jennison Associates LLC.

Votes For 		Votes Against
	Abstentions

		97,495,009		1,803,924
	2,630,974

03.	To approve a New Subadvisory Agreement between PIFM and GE
Asset Management, Incorporated.

Votes For 		Votes Against
	Abstentions

		97,179,936		2,053,149
	2,696,822

04.	To approve a New Subadvisory Agreement between PIFM and
Salomon Brothers Asset Management, Inc.

Votes For 		Votes Against
	Abstentions

		97,170,869		2,067,501
	2,691,536

05.	Not Applicable

06.	Not Applicable

07.	To permit PIFM to enter into or make material changes to subadvisory agreements without shareholder approval.

		Votes For 		Votes Against
	Abstentions

		75,959,451		7,444,737
	3,927,676

08.	An amendment to the management agreement to permit PIFM to
allocate assets
among affiliated and unaffiliated subadvisers.

		Votes For 		Votes Against
	Abstentions

		77,901,109		5,343,329
	4,087,426

9A.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Fund diversification.

	Votes For 		Votes Against
	Abstentions

		79,704,669		3,880,303
	3,746,892

9B.	To approve certain changes to the Fund's fundamental investment restrictions
or policies: Issuing senior securities, borrowing money or pledging assets.

		Votes For 		Votes Against
	Abstentions

		77,679,274		5,606,082
	4,046,508

9C.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Buying and selling real estate.

		Votes For 		Votes Against
	Abstentions

		78,435,538		5,115,156
	3,781,170

9D.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Buying and selling commodities and commodity contracts.

		Votes For 		Votes Against
	Abstentions

		77,195,973		6,275,332
	3,860,559

9E.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Fund concentration.

	Votes For 		Votes Against
	Abstentions

	78,949,587		4,333,365
	4,048,912

9F.	Not Applicable

9G.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Making loans.

	Votes For 		Votes Against
	Abstentions

		77,243,742		6,160,603
	3,927,519

9H.	To approve certain changes to the Fund's fundamental investment restrictions
or policies:  Other investment restrictions.

	Votes For 		Votes Against
	Abstentions

		78,013,201		4,403,938
	4,914,725

10.	To ratify the selection of PricewaterhouseCoopers LLP as independent accountants for the Fund's current fiscal year.

		Votes For 		Votes Against
	Abstentions

		99,364,254		1,517,418
	3,725,849





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